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                                                                     Exhibit 4.3


                      NONQUALIFIED STOCK OPTION AGREEMENT
                                   (Director)

         This Nonqualified Stock Option Agreement ("Option Agreement") is between Century Bancshares, Inc., a Delaware corporation (the "Company"), and ________________________ (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore adopted the Century Bancshares, Inc. 1994 Stock Option Plan (the "Plan") for the purpose of providing employees of the Company and Century National Bank (the "Bank") (as defined in the Plan) with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ or remain as a director of the Company or the Bank; and

         WHEREAS, the Company, acting through the Compensation Committee designed by the Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of nonqualified stock options under the Plan:

         NOW, THEREFORE, for and in consideration of these premises it is agreed as follows:

         1. Options. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Options") to purchase from the Company _____ shares of the Company's common stock, $1.00 par value ("Common Stock"), at a price of $_____ per share, which is deemed to be not less than the fair market value of the Common Stock at the date of grant of the Options.

         2. Option Period; Vesting. The Options herein granted may be exercised by Optionee in whole or in part at any time during the period beginning on the date hereof, and ending ten (10) years after the date hereof ("Option Period").

         3. Procedure for Exercise. The Options herein granted may be exercised by written notice by Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Options are to be exercised accompanied by payment for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be in the form of cash or cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of Optionee, shares of Common Stock theretofore owned by Optionee (or a combination of cash and Common Stock). As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to Optionee certificates for the number of shares of Common Stock with respect to which such Options have been so exercised.
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         4.      Termination of Employment.  If Optionee's employment with the
Company or the Bank is terminated during the Option Period for any reason other than death or disability or if Optionee ceases to serve on the Board of the Company or the Bank during the Option Period for any reason other than death or disability, Options granted to him or her hereunder which are not exercisable on such date thereupon terminate except as hereinafter provided. Any Options which are exercisable on the date of his or her termination of employment or cessation from the Board shall be exercisable during a three-month period beginning on such date; provided, however, if Optionee's termination of employment or cessation from the Board is due to Optionee's dishonesty, theft, embezzlement from the Company or the Bank, disclosing trade secrets of the Company or the Bank, willful violation of any rules of the Company or the Bank pertaining to the conduct of individuals performing services for the Company or the Bank, or the commission of a willful felonious act while in the employment of the Company or the Bank or while serving on the Board, then any option or unexercised portion thereof granted to Optionee, shall expire upon such termination.

         5. Disability or Death. In the event of the determination of disability or death of an Optionee under the Plan while he or she is employed by the Company or while he or she serves on the Board, all Options hereunder exercisable at the date of such disability or death shall be thereafter exercisable by Optionee, the guardian of his or her estate, his or her executor or administrator, or the person or persons to whom his or her rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of one year from the date of Optionee's disability or death, unless this Option Agreement should earlier terminate in accordance with its other terms. In no event may any Options be exercised after the end of the Option Period. Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company or the Bank of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

         6. Transferability. Neither the Options granted hereunder nor any rights or benefits of Optionee under this Option Agreement shall be transferable by Optionee otherwise than by the Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Options shall be exercisable only by him or her. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         7. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a




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certificate for shares of Common Stock purchased pursuant to this Option
Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in paragraph 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions of other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which Optionee shall have been issued share certificates, as provided hereinabove.

         8. Extraordinary Corporate Transactions. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of Options granted hereunder, Optionee shall be entitled to purchase under such Options, in lieu of the number of shares of Common Stock as to which such Options shall then be exercisable, the number and class of shares of stock and securities to which Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, Optionee had been the holder of record of the number of shares of Common Stock as to which such Options are then exercisable. If the Company shall not be the surviving entity upon the occurrence of a Fundamental Change, the Options granted hereunder shall be governed by subparagraph 6(i) of the Plan.

         9. Changes in Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholder to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereof, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitable adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price.

         10. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Options herein granted, Optionee (or any person acting under paragraph 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

         11. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Options granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the





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Options or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

         12. Withholding of Tax. To the extent that the exercise of the Options granted hereunder or the disposition of shares of Common Stock acquired by exercise of the Options results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by Optionee shall be made in accordance with Section 10 of the Plan.

         13. Resolution of Disputes. As a condition of the granting of the Options hereby, Optionee and his or her heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his or her heirs and personal representatives.

         14. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of any Options will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

         15. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Options hereunder shall be directed to Century Bancshares, Inc., 1875 Eye Street, N.W., Washington, D.C. Attention: Corporate Secretary. Any notice given by the Company to Optionee directed to him or her at his or her address on file with the Company shall be effective to bind him or her and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privilege hereunder.

         16. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the





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provisions of paragraph 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

         17. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

         18. Employment Relationship. Employees shall be considered to be in the employment of the Company as long as they remain employees of the
Company or the Bank.   Any questions as to whether and when there has been a
termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company.

         19. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

         IN WITNESS WHEREOF, this Option Agreement has been executed and is effective as of the ______ day of _________________, ______.

                                        CENTURY BANCSHARES, INC.
ATTEST:

                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


----------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                        OPTIONEE

                                        ----------------------------------------
                                        Name:
                                             -----------------------------------




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